Exhibit 99.1
THORATEC ANNOUNCES MANAGEMENT TRANSITION
     (PLEASANTON, CA), August 16, 2005—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, said today that D. Keith Grossman has informed the company’s board of directors that he intends to step down from his position as president and chief executive officer to pursue other professional interests. Grossman said this will occur only after a successor can be named and a smooth transition takes place.
     Grossman, who has served as the company’s chief executive officer for nearly ten years, has indicated that he will remain active in his current role during the search and transition period and will work closely with the board to lead the search for his successor. He also plans to continue serving as a director of the company after a new chief executive officer is hired.
     “I am very proud of the company’s accomplishments over the past decade, and of the Thoratec employees who are behind them,” Grossman said. “Thoratec has never been better positioned, based on its market leadership, solid financial condition, revenue growth acceleration and deep and talented management team. The company’s strong market position is clearly evident in our development efforts for next generation products, such as the HeartMate® II—which is currently undergoing what I believe to be the most exciting clinical trial in our industry. It is for these reasons that I am comfortable initiating this professional transition now,” he added.
     “Keith has done a truly remarkable job in creating a world class medical technology company,” said Dr. J. Donald Hill, Thoratec’s chairman of the board. “While we certainly understand his decision, he will be missed by employees and all those associated with Thoratec. We are most pleased, however, that Keith will stay to lead the company through this transition and that we will continue to have access to his experience and leadership as a member of our board,” Hill added.
     “During his tenure, Thoratec has grown from a single-product company with less than $4 million in revenues to one with a current run rate of nearly $200 million in annual sales, and rapidly growing earnings and cash flow,” Hill added. “With what is now a commanding leadership position in the market for approved VADs (ventricular assist devices), we are also the leader in the development of next generation devices. In addition, the company’s International Technidyne Corporation (ITC) division has experienced significant growth since becoming part of the company.

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Corporate Headquarters
Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588 Tel 925-847-8600 Fax
925-847-8574 ww.thoratec.com

Burlington Office 23 Fourth Avenue, Burlington, MA 01803 Tel 781-272-0139 Fax 781-852-83	Rancho Cordova Office 2945 Kilgore Road, Rancho Cordova, CA 95670 Tel 916-852-2833 Fax 916-638-3216

Thoratec Announces Management Transition
     “Keith has also built a very deep and solid management team. This team includes Jeff Nelson, the president of our cardiovascular division, who over the last three years has prepared the VAD business for what we believe is an environment of accelerating growth and market leadership, leading positive changes in the reimbursement environment for our products and advancing the HeartMate II project. Larry Cohen, president of our ITC division, has dramatically enhanced the growth and profitability of this business as well, roughly doubling ITC revenues during his tenure. We have the highest level of confidence in the entire team’s ability to continue to execute on the company’s goals, including driving sales growth in the use of long-term VADs and the rapid clinical development of HeartMate II,” he continued.
     Grossman indicated that the board will immediately initiate the search for a replacement and hopes to fill the position by the end of 2005 or in early 2006.
     Recently, Thoratec announced that sales for the first six months of 2005 were $98.1 million, an 18 percent increase over sales of $83.4 million in the first six months of 2004. In addition, last Friday Thoratec indicated that 57 patients have been enrolled in the company’s pivotal Phase II trial for its HeartMate II, and that overall, 100 patients have been implanted with the device worldwide. The company also recently announced the appointment of Cynthia J. Lucchese to the position of senior vice president and chief financial officer.
     A conference call to discuss this announcement will be held today, Tuesday, August 16, at 2:00 p.m., Pacific Daylight Time (5:00 p.m., Eastern Daylight Time), hosted by Mr. Grossman and Neil Dimick, a member of the company’s board of directors. To access the call, dial (719) 457-2657. A webcast will also be available via the Internet at http://www.thoratec.com or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=95989&eventID=1119841 A replay of the conference call will be available through September 15, via http://www.thoratec.com, or by telephone at (719) 457-0820, or (888) 203-1112, passcode 4054256.
     Thoratec Corporation is a world leader in hemodynamic restoration therapy—developing products to treat cardiovascular disease. The company’s product line includes the Thoratec® VAD (Ventricular Assist Device) and HeartMate LVAS (left ventricular assist system) with more than 9,500 devices implanted in patients suffering from heart failure. Thoratec’s HeartMate XVE LVAS is the first and only FDA-approved device for Destination Therapy, or the permanent support of late-stage heart failure patients who are not eligible for heart transplantation. Thoratec’s product line also includes the Vectra® vascular access graft (VAG) for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood coagulation testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s websites at http://www.thoratec.com or http://www.itcmed.com.

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Corporate Headquarters
Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588 Tel 925-847-8600 Fax
925-847-8574 ww.thoratec.com

Burlington Office 23 Fourth Avenue, Burlington, MA 01803 Tel 781-272-0139 Fax 781-852-83	Rancho Cordova Office 2945 Kilgore Road, Rancho Cordova, CA 95670 Tel 916-852-2833 Fax 916-638-3216

Thoratec Announces Management Transition
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for future performance or timelines or adoption of our products, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “hopes,” believes,” “could,” and other similar words. Actual results could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, the results of clinical trials including the HeartMate II, regulatory approval processes, the effect of healthcare reimbursement and coverage policies, the effect of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. These factors, and others, are discussed more fully under the heading, “Factors That May Affect Future Results,” in Thoratec’s 10-K for the fiscal year ended January 1, 2005, 10-Q for the fiscal quarter ended July 2, 2005, and other filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information:	Media Contact Information:
Keith Grossman	Jennifer Chan
President, Chief Executive Officer	FischerHealth, Inc.
Thoratec Corporation	(310) 577-7870, ext. 164
(925) 847-8600	jchan@fischerhealth.com
or
Neal Rosen
Kalt Rosen & Company
(415) 397-2686
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TNR-395
Corporate Headquarters
Thoratec Corporation 6035 Stoneridge Drive, Pleasanton, CA 94588 Tel 925-847-8600 Fax
925-847-8574 ww.thoratec.com

Burlington Office 23 Fourth Avenue, Burlington, MA 01803 Tel 781-272-0139 Fax 781-852-83	Rancho Cordova Office 2945 Kilgore Road, Rancho Cordova, CA 95670 Tel 916-852-2833 Fax 916-638-3216